UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2012

Landmark Apartment Trust of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

(804) 237-1335

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 2 to Form 8-K is being filed as an amendment to our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2012 (the “Original Report”) and Amendment No. 1 to Form 8-K filed with the Securities and Exchange Commission on June 29, 2012 (“Amendment No. 1”). The Original Report and Amendment No. 1 were filed to report the results of the matters submitted to a vote at our Annual Meeting of Stockholders (the “Annual Meeting”) held on June 26, 2012. The sole purpose of this Amendment No. 2 is to disclose our Board of Directors’ decision regarding the frequency with which we will include a non-binding advisory stockholder vote on named executive officer compensation in our future annual meeting proxy materials. Except for the foregoing, this Amendment No. 2 does not modify or update any other disclosure contained in the Original Report and Amendment No. 1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our Annual Meeting, stockholders were asked to consider and act upon, among other matters, a non-binding advisory vote on the frequency of a non-binding advisory vote on named executive officer compensation. As previously reported in the Original Report and Amendment No. 1, a majority of the votes present in person or by proxy on the frequency proposal were cast in favor of holding a non-binding advisory vote on named executive officer compensation every three years.

In light of this vote and other factors, our Board of Directors decided at a meeting held on August 9, 2012, that we will include a non-binding advisory vote on named executive officer compensation every three years in our future proxy materials until a future non-binding advisory vote of the stockholders regarding the frequency of future non-binding advisory votes on named executive officer compensation results in a different determination by our Board of Directors. Therefore, the next non-binding advisory vote on named executive officer compensation will be held at our 2015 Annual Meeting of Stockholders. Under Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, we will hold another non-binding advisory vote on the frequency of the non-binding advisory vote regarding named executive officer compensation no later than our 2018 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landmark Apartment Trust of America, Inc.

Dated: August 15, 2012	By:	/s/ B. Mechelle Lafon
Name: B. Mechelle Lafon
Title: Chief Financial Officer, Treasurer and Secretary